                                  EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                               SBI CAPITAL TRUST

     THIS CERTIFICATE OF TRUST OF SBI CAPITAL TRUST (the "Trust"), dated as of May 8, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, Robert L. McCormick, Jr, Kerby E. Crowell and Deborah T. Bradley each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1.   NAME. The name of the business trust formed hereby is SBI CAPITAL
          TRUST.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North,1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective on May 9, 1997.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.

                                           WILMINGTON TRUST COMPANY, as trustee


                                    By:   /s/ Norma p. Closs
                                          --------------------------------------
                                    Name: NORMA P. CLOSS
                                          --------------------------------------
                                    Title: VICE PRESIDENT
                                          --------------------------------------


                                          /s/ Robert L. McCormick
                                          --------------------------------------
                                          Robert L. McCormick, Jr., as Trustee


                                          /s/ Kerby E. Crowell
                                          --------------------------------------
                                          Kerby E. Crowell, as Trustee


                                          /s/ Deborah T. Bradley
                                          --------------------------------------
                                          Deborah T. Bradley, as Trustee

                                   EXHIBIT A

                             CERTIFICATE OF TRUST
                                      OF
                               SBI CAPITAL TRUST

          THIS CERTIFICATE OF TRUST OF SBI CAPITAL TRUST (the "Trust"), dated as of ________________, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, ______________________, _________________ and _____________________, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

          1. NAME. The name of the business trust formed hereby is SBI CAPITAL TRUST.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North,1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective on ______________, 1997.

          IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.

                              WILMINGTON TRUST COMPANY, as trustee


                         By: ______________________________________________
                         Name:_____________________________________________
                         Title:____________________________________________



                              _____________________________________________
                              ____________________, as Trustee



                              ____________________________________________
                              ____________________, as Trustee



                              ____________________________________________
                              ____________________, as Trustee

                                   EXHIBIT B

                            [Intentionally Omitted]

                                   EXHIBIT C

                     THIS CERTIFICATE IS NOT TRANSFERABLE

CERTIFICATE NUMBER ________.                      NUMBER OF COMMON SECURITIES

                   CERTIFICATE EVIDENCING COMMON SECURITIES
                                      OF
                               SBI CAPITAL TRUST

                               COMMON SECURITIES
                 (LIQUIDATION AMOUNT $25 PER COMMON SECURITY)

     SBI CAPITAL TRUST, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of ________________ (_____) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ___% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with Section 510 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______________, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust shall furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receive of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of __________, 1997.

                                          SBI CAPITAL TRUST



                                By:_________________________________
                                Name:_______________________________
                                Tittle:_____________________________

                                   EXHIBIT D

                   AGREEMENT AS TO EXPENSES AND LIABILITIES

          AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") dated as of _____________, 1997, between SOUTHWEST BANCORP, INC. an Oklahoma corporation (the "Company"), and SBI CAPITAL TRUST, a Delaware business trust (the "Trust").

                                   RECITALS

          WHEREAS, the Trust intends to issue its common securities (the "Common Securities") to, and receive Debentures from, the Company and to issue and sell ___________________________ _____% Cumulative Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of ____________, 1997, as the same may be amended from time to time (the "Trust Agreement");

          WHEREAS, the Company shall directly or indirectly own all of the Common Securities of the Trust and shall issue the Debentures;

          NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges shall be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                   ARTICLE I

          SECTION 1.1.     GUARANTEE BY THE COMPANY.

          Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          SECTION 1.2.     TERM OF AGREEMENT.

          This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise); and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any obligation, under the Preferred Securities Guarantee Agreement dated the date hereof by the Company and State Street Bank and Trust Company as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          SECTION 1.3.     WAIVER OF NOTICE.

          The Company hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 1.4.     NO IMPAIRMENT.

          The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the extension of time for the payment by the Trust of all or any portion of the obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

               (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

               (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

          There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

          SECTION 1.5.     ENFORCEMENT.

          A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

                                  ARTICLE II

          SECTION 2.1.     BINDING EFFECT.

          All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

          SECTION 2.2.     AMENDMENT.

          So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

          SECTION 2.3.     NOTICES.

          Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by telex):

          SBI Capital Trust, 608 South Main Street, Stillwater, Oklahoma, 74074. Facsimile No.: ___________________. Attention: _______________________

          Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074. Facsimile No.: ______________ Attention:
          __________________________

          SECTION 2.4 This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma (without regard to conflict of laws principles).

          THIS AGREEMENT is executed as of the day and year first above written.

                              SOUTHWEST BANCORP, INC.



                         By:__________________________________
                         Name:________________________________
                         Title:_______________________________

                               SBI CAPITAL TRUST



                         By:__________________________________
                         Name:________________________________
                         Title:  Administrative Trustee

                                   EXHIBIT E

Certificate Number                                Number of Preferred Securities

P-


                  CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                      OF

                               SBI CAPITAL TRUST

                    % CUMULATIVE TRUST PREFERRED SECURITIES

                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)


     SBI CAPITAL TRUST, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of _____ preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the __________% Cumulative Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Southwest Bancorp, In. an Oklahoma corporation, and State Street Bank and Trust Company, as guarantee trustee, dated as of _______________, 1997 (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


     Upon receive of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____day of _______________, 1997.


                              SBI CAPITAL TRUST



                         By:_____________________________________

                         Name:___________________________________

                         Title:  Administrative Trustee

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

          This is one of the     % Cumulative Trust Preferred Securities
described in the within-mentioned Amended and Restated Trust Agreement.


Dated:

STATE STREET BANK AND TRUST COMPANY,                   SBI CAPITAL TRUST

as Authentication Agent and Registrar



By ___________________________________                 By ______________________

    Authorized Signatory                                  Administrative Trustee